                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY


                  AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT


                          Dated as of October 10, 2002



                                      among



                      COMBINED PROFESSIONAL SERVICES, INC.,


                              PATRON SYSTEMS, INC.


                                       and

                             THE PATRON STOCKHOLDERS
                               (as defined herein)

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                                TABLE OF CONTENTS

                                                                                                     Page
ARTICLE I
DEFINITIONS.........................................................................................   1


   Section 1.1.  Definitions........................................................................   1


ARTICLE II
EXCHANGE............................................................................................   3


   Section 2.1.  Exchange of Patron Stock...........................................................   3

   Section 2.2.  The Closing........................................................................   3

   Section 2.3.  Deliveries by the Company at the Closing...........................................   3

   Section 2.4.  Deliveries by the Patron Stockholders at the Closing...............................   4

   Section 2.5.  Deliveries by Patron at the Closing................................................   4


ARTICLE III
CONDITIONS TO THE OBLIGATIONS OF PATRON AND THE PATRON STOCKHOLDERS.................................   5


   Section 3.1.  Exchange by Other Patron Stockholders; Cancellation of Shares Held by Spanier......   5

   Section 3.2.  Accuracy of Representations and Warranties.........................................   5

   Section 3.3.  Performance........................................................................   5

   Section 3.4.  Approval...........................................................................   5

   Section 3.5.  Opinion of Company's Counsel.......................................................   5

   Section 3.6.  Articles of Incorporation..........................................................   6

   Section 3.7.  Due Diligence......................................................................   6

   Section 3.8.  Holdback Agreement.................................................................   6

   Section 3.9.  Sale of Securities.................................................................   6

   Section 3.10. No Restraint.......................................................................   6


ARTICLE IV
CONDITIONS TO THE OBLIGATIONS OF THE COMPANY........................................................   6


   Section 4.1.  Exchange by the Patron Stockholders................................................   6

   Section 4.2.  Accuracy of Representations and Warranties.........................................   6

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
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................   6


   Section 5.1.  Organization and Standing..........................................................   6

   Section 5.2.  Corporate Power....................................................................   7

   Section 5.3.  Capitalization.....................................................................   7

   Section 5.4.  Subsidiaries.......................................................................   7

   Section 5.5.  Authorization......................................................................   7

   Section 5.6.  No Violation; Consents.............................................................   7

   Section 5.7.  Securities Laws Compliance.........................................................   8

   Section 5.8.  Litigation.........................................................................   8

   Section 5.9.  Employees..........................................................................   8

   Section 5.10.  Brokers or Finders; Other Offers..................................................   8

   Section 5.11.  Disclosure........................................................................   9

   Section 5.12.  Agreements; Action................................................................   9

   Section 5.13.  Tax Returns and Payments..........................................................   9

   Section 5.14.  Intellectual Property.............................................................   9

   Section 5.15.  Registration Rights...............................................................   9

   Section 5.16.  Anti-Dilution and Other Shares....................................................   9

   Section 5.17.  Real Property.....................................................................  10

   Section 5.18.  OTC Listing.......................................................................  10

   Section 5.19.  SEC Documents.....................................................................  10

   Section 5.20.  Issuance of Shares................................................................  10

   Section 5.21.  Liabilities.......................................................................  10


ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PATRON STOCKHOLDERS...........................................  11


   Section 6.1.  Title; Authority; Enforceability....................................................  11

   Section 6.2.  No Conflicts; Consents..............................................................  11

   Section 6.3.  Patron Stockholder Acknowledgements.................................................  11


ARTICLE VII
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PATRON.................................................  13


   Section 7.1.  Organization and Standing; Articles and Bylaws......................................  13

   Section 7.2.  Corporate Power.....................................................................  13

   Section 7.3.  Capitalization.....................................................................  13

   Section 7.4.  Subsidiaries.......................................................................  13

   Section 7.5.  Authorization......................................................................  14

   Section 7.6.  No Violation; Consents.............................................................  14

   Section 7.7.  Litigation.........................................................................  14

   Section 7.8.  Employees..........................................................................  14

   Section 7.9.  Brokers or Finders; Other Offers...................................................  15

   Section 7.10.  Disclosure........................................................................  15

   Section 7.11.  Agreements; Action................................................................  15

   Section 7.12.  Tax Returns and Payments..........................................................  15

   Section 7.13.  Intellectual Property.............................................................  15

   Section 7.14.  Registration Rights...............................................................  15

   Section 7.15.  Anti-Dilution and Other Shares....................................................  16

   Section 7.16.  Real Property.....................................................................  16


ARTICLE VIII
SPECIAL COVENANTS...................................................................................  16


   Section 8.1.  Activities of the Company..........................................................  16

   Section 8.2.  Access to Properties and Records...................................................  17

   Section 8.3.  New Board of Directors and Officers................................................  17

   Section 8.4.  Public Announcements...............................................................  17


ARTICLE IX
MISCELLANEOUS.......................................................................................  17


   Section 9.1.  Termination........................................................................  17

   Section 9.2.  Effect of Termination..............................................................  18

   Section 9.3.  Notices............................................................................  18

   Section 9.4.  Fees and Expenses..................................................................  19

   Section 9.5.  Specific Performance...............................................................  20

   Section 9.6.  Entire Agreement; Waivers and Amendments...........................................  20

   Section 9.7.  Assignment; Binding Effect.........................................................  20

   Section 9.8.  Severability.......................................................................  20

   Section 9.9.  No Third Party Beneficiaries.......................................................  20

   Section 9.10.  Governing Law.....................................................................  20

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
   Section 9.11.  Interpretation....................................................................  20

   Section 9.12.  Captions..........................................................................  21

   Section 9.13.  Counterparts......................................................................  21


Exhibits

Exhibit A         Articles of Incorporation of the Company


Schedules

Schedule A        Patron Stockholders
Schedule 2.3      Additional Company Common Stock Issuances

                  AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

          AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT (this "Agreement") dated as of October 10, 2002 among Combined Professional Services, Inc., a Nevada corporation (the "Company"), Patron Systems, Inc., a Delaware corporation ("Patron"), and the holders of the outstanding capital stock of Patron identified on Schedule A hereto (the "Patron Stockholders").

          WHEREAS, the Company is a Nevada corporation having an authorized capital of 50,000,000 shares of common stock, par value $0.001 per share ("Company Common Stock"), of which 6,687,200 shares have been issued and are outstanding;

          WHEREAS, Patron is a Delaware corporation having an authorized capital of 50,000,000 shares of common stock, par value $0.01 per share ("Patron Common Stock"), of which 25,000,000 shares have been issued and are outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share ("Patron Preferred Stock"), none of which have been issued or are outstanding;

          WHEREAS, the respective boards of directors of the Company and Patron have approved the exchange of shares of Patron Common Stock for shares of Company Common Stock pursuant to the terms of this Agreement (the "Share Exchange"), such that, immediately following the Share Exchange, the Patron Stockholders shall hold approximately eighty-five percent (85%) of the outstanding capital stock of the Company;

          WHEREAS, the Share Exchange is intended to qualify as a tax-free contribution under Section 351 of the Internal Revenue Code of 1986, as amended, but no opinion of counsel or Internal Revenue Service determination is being obtained for such treatment and it is not a condition to Closing;

          WHEREAS, the Company, Patron and the Patron Stockholders entered into a Share Exchange Agreement dated as of September 27, 2002 (the "Original Agreement"); and

          WHEREAS, the parties seek to amend and restate the Original Agreement in its entirety pursuant to Section 9.6 thereof, to correct certain inaccuracies and to otherwise more fully reflect the nature of the transaction described therein.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1. Definitions. The following terms when used in this Agreement shall have the following respective meanings:

          "5% Shareholders" has the meaning set forth in Section 5.3.

          "Agreement" has the meaning set forth in the first paragraph of this Agreement.

          "Applicable Law" means, with respect to any Person, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York are required or authorized by law to be closed.

          "Closing" has the meaning set forth in Section 2.2.

          "Closing Date" has the meaning set forth in Section 2.2.

          "Company" has the meaning set forth in the first paragraph of this Agreement.

          "Company Common Stock" has the meaning set forth in the Recitals.

          "Company Material Adverse Effect" has the meaning set forth in Section 5.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Shares" means the shares of Company Common Stock issued by the Company to the Patron Stockholders pursuant to the terms of this Agreement.

          "Governmental Authority" means any federal, state, local or foreign governmental or regulatory authority.

          "Lien or Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction, title defect or other encumbrance.

          "Patron" has the meaning set forth in the first paragraph of this Agreement.

          "Patron Common Stock" has the meaning set forth in the Recitals.

          "Patron Common Stock Certificates" has the meaning set forth in
Section 2.4.

          "Patron Options" has the meaning set forth in Section 7.3.

          "Patron Option Shares" has the meaning set forth in Section 7.3.

          "Patron Stockholders" has the meaning set forth in the first paragraph of this Agreement.

          "Permitted Lien" means: (i) liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

          "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity or organization.

          "SEC" means the United States Securities and Exchange Commission.

          "SEC Documents" has the meaning set forth in Section 5.19.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Share Exchange" has the meaning set forth in the Recitals, as more specifically set forth in Section 2.1.

                                   ARTICLE II

                                    EXCHANGE

     Section 2.1. Exchange of Patron Stock. Upon the terms and subject to the conditions set forth in this Agreement, the Company and the Patron Stockholders agree to exchange (the "Share Exchange"), on the Closing Date, the outstanding shares of Patron Common Stock for shares of Company Common Stock at an exchange ratio of one (1) share of Company Common Stock for one (1) share of Patron Common Stock owned by each Patron Stockholder, such that each Patron Stockholder shall receive that number of shares of Company Common Stock set forth next to such holder's name on Schedule A hereto. In addition, the Company agrees to reserve an aggregate of 11,000,000 shares of Company Common Stock for future acquisitions.

     Section 2.2. The Closing. The closing (the "Closing") of the Share Exchange shall take place on the third Business Day following the fulfillment or waiver of the closing conditions set forth in Articles III and IV, or on such other date and at such other time and place as the parties hereto shall agree in writing. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

     Section 2.3. Deliveries by the Company at the Closing. At the Closing, the Company shall issue and deliver all of the following:

          (a) To each Patron Stockholder, certificate(s) representing, in the aggregate, that number of shares of Company Common Stock as set forth next to such Patron Stockholder's name on Schedule A in definitive form and registered in the name of such Patron Stockholder or its nominee or designee and in such denominations as each Patron Stockholder shall request in writing at least two (2) Business Days prior to the Closing Date.

          (b) The certificate contemplated by Section 3.3.

          (c) A certificate of good standing from the Nevada Secretary of State, issued as of a date within two Business Days prior to the Closing Date, certifying that the Company is in good standing as a corporation in the State of Nevada.

          (d) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of the Company executing this Agreement and any other document delivered pursuant hereto on behalf of the Company.

          (e) Copies of the resolutions or consents of the Company's board of directors (1) authorizing the execution and performance of this Agreement and the contemplated transactions by the Company, (2) reserving 11,000,000 shares of Company Common Stock for issuance pursuant to potential acquisitions, (3) authorizing the issuance of 1,801,688 shares of Company Common Stock to the individuals and in the amounts identified in Schedule 2.3 hereto, and (4) electing the Patron executive officers to positions with the Company held by them with Patron, certified by the secretary or an assistant secretary of the Company as of the Closing Date.

          (f) The resignation of Jeff Spanier, the sole officer and director of the Company, effective, with respect to his position as an officer of the Company, as of the Closing Date, and, with respect to his position as a director of the Company, effective as of the date on which the Patron board designees shall be elected to the Company's Board of Directors.

     Section 2.4. Deliveries by the Patron Stockholders at the Closing. At the Closing, each Patron Stockholder shall deliver to the Company the certificates representing their shares of Patron Common Stock (the "Patron Common Stock Certificates") and duly executed securities powers in favor of the Company in respect of such certificates.

     Section 2.5. Deliveries by Patron at the Closing. At the Closing, Patron shall deliver to the Company at the Closing:

          (a) A certificate of good standing from the Secretary of State of the State of Delaware, issued as of a date within two Business Days prior to the Closing Date certifying that Patron is in good standing as a corporation in the State of Delaware;

          (b) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Patron executing this Agreement and any other document delivered pursuant hereto on behalf of Patron; and

          (c) Copies of resolutions or consents of the board of directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Patron as of the Closing Date; and

          (d) Copies of the current versions of transaction documents relating to Patron's proposed transactions with TrustWave Corporation and Entelagent.

                                  ARTICLE III

                     CONDITIONS TO THE OBLIGATIONS OF PATRON
                           AND THE PATRON STOCKHOLDERS

          The obligation of Patron and each Patron Stockholder to consummate the Share Exchange is subject to the satisfaction of the following conditions as of the Closing:

     Section 3.1. Exchange by Other Patron Stockholders; Cancellation of Shares Held by Spanier.

          (a) Each Patron Stockholder shall have tendered all of his, her or its respective Patron Common Stock Certificates for exchange pursuant to the provisions of Article II.

          (b) Jeff Spanier, the President of the Company, shall have returned to the Company for cancellation, certificates representing 4,000,000 shares of Company Common Stock.

          (c) The Company shall have issued 1,801,688 shares of Company Common Stock to certain individuals, such that the post-Closing capitalization (assuming exercise of the Patron Options and issuance of the 11,000,000 shares reserved for acquisitions) of the Company shall not exceed 44,888,888.

     Section 3.2. Accuracy of Representations and Warranties. The representations and warranties contained in Article V hereof shall be true and correct in all material respects at and as of the Closing.

     Section 3.3. Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President of the Company shall have certified to Patron and the Patron Stockholders in writing to such effect and to the further effect that all the conditions set forth in this Article III have been satisfied.

     Section 3.4. Approval. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Patron and the Patron Stockholders shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     Section 3.5. Opinion of Company's Counsel. Patron and the Patron Stockholders shall have received from Joel Bernstein, counsel to the Company, an opinion dated the Closing Date in form and scope satisfactory to Patron and the Patron Stockholders, confirming: (i) the due incorporation, valid existence and good standing and corporate power of the Company to own and operate its properties and assets, (ii) the power and authority of the Company to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, and (iii) the due authorization and valid issuance of the Exchange Shares.

     Section 3.6. Articles of Incorporation. The Articles of Incorporation of the Company shall read in its entirety as set forth in Exhibit A hereto.

     Section 3.7. Due Diligence. Patron shall have completed its due diligence with respect to the Company to its satisfaction.

     Section 3.8. Holdback Agreement. Counsel to the Company, Joel Bernstein, shall have entered into an agreement with the Company pursuant to which the Company shall deliver to him, on the date that is twelve months from the date hereof, a stock certificate issued in his name representing 50,000 shares of Company Common Stock and (ii) Mr. Bernstein shall agree to refrain from transferring, directly or indirectly, any interest in such shares to any Person for a period of twelve months following the date hereof.

     Section 3.9. Sale of Securities. The Company shall have effected the sale of shares of PBJ Holdings, Inc. (the parent company of Florida Discount Securities, Inc.) held by the Company, for fair market value, as determined in good faith by the Company's Board of Directors. The Company's Board of Directors has determined that the fair market value of such shares is $10,000 and the Company shall have received such amount from PBJ Holdings, Inc. prior to closing.

     Section 3.10. No Restraint. No claim, suit, proceeding or action shall be pending or threatened challenging the transaction contemplated hereby or the authority of the parties to enter into this Agreement or to consummate the transaction.

                                   ARTICLE IV

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

          The obligation of the Company to consummate the Share Exchange is subject to the satisfaction of the following conditions as of the Closing:

     Section 4.1. Exchange by the Patron Stockholders. Each Patron Stockholder shall have tendered his, her, or its respective Patron Common Stock Certificates for exchange pursuant to the provisions of Article II.

     Section 4.2. Accuracy of Representations and Warranties. The representations and warranties contained in Articles VI and VII shall be true and correct in all material respects at and as of the Closing Date.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Patron and the Patron Stockholders, as of the date of this Agreement, as follows:

     Section 5.1. Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary except where the failure to do so would not have a material adverse effect (financial or otherwise) on the business, property, prospects, assets or liabilities of the Company (a "Company Material Adverse Effect"). The Company has provided to Patron copies of its Articles of Incorporation and Bylaws. Such copies are true, correct and complete and contain all amendments through the date of Closing

     Section 5.2. Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement and to consummate the other transactions contemplated by the terms of this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

     Section 5.3. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, of which 6,687,200 shares have been issued and are outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. There are no preemptive rights, options or warrants or other conversion privileges or rights now outstanding to purchase or acquire any of the capital stock of the Company and no shares of the Company's capital stock are reserved for issuance. The Company is not obligated to repurchase any shares of its capital stock or any other securities. To the Company's knowledge, there is no agreement or understanding between any holders of in excess of five percent (5%) of the Company's outstanding securities (collectively, the "5% Shareholders") that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company and, to the Company's knowledge, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     Section 5.4. Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture or similar arrangement.

     Section 5.5. Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company; the consummation by the Company of the other transactions contemplated hereunder or thereunder, and the performance of all of the Company's obligations under this Agreement, have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors or (b) general equitable principles.

     Section 5.6. No Violation; Consents. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene any Applicable Law. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, (ii) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or (iii) violate any provision of its Articles of Incorporation or Bylaws.

          (b) No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (c) The Company is not subject to any statutory or contractual provision dealing with "change of control", control share acquisition, business combination, fair price, or any similar provision that would limit in any way the rights of the Patron Stockholders to the Exchange Shares.

     Section 5.7. Securities Laws Compliance. The Company is relying on the exemption contained in Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act to exempt the Share Exchange from the registration requirements of the Securities Act. The Company is not a party or otherwise subject to any contract, arrangement or understanding requiring it to pay, and will not, directly or indirectly, make any payment of, any commission or other remuneration to any broker, dealer, sales person, agent or any other Person for soliciting the Share Exchange. In addition, no financial advisor, broker, dealer, sales person, agent or any other Person has been engaged or is authorized by the Company to express to any Patron Stockholder any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Share Exchange.

     Section 5.8. Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against, the Company or its respective properties (nor, to the Company `s knowledge against any of the officers or directors of the Company) before any court, arbitrator or governmental agency which, in the case of actions, suits, proceedings or investigations pending or threatened against officers or directors of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. Neither the Company, nor to the Company's knowledge, any officer, key employee or 5% Shareholder of the Company, in his capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency.

     Section 5.9. Employees. Other than Jeff Spanier, the Company has no employees or employee benefit plans.

     Section 5.10. Brokers or Finders; Other Offers. Except as set forth in
Schedule 5.10, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     Section 5.11. Disclosure. The Company has provided Patron and the Patron Stockholders with all the information which Patron and the Patron Stockholders have requested for deciding whether to consummate the transaction contemplated by this Agreement. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto or, any certificate furnished or to be furnished to Patron and the Patron Stockholder at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     Section 5.12. Agreements; Action. (a) Except for agreements explicitly contemplated by this Agreement, there are no agreements, understandings, instruments, contracts, judgments, orders, writs, decrees or proposed transactions to which the Company is a party or by which it is bound that involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or (ii) any contract, agreement, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any Person.

          (b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or (ii) incurred any indebtedness for money borrowed or incurred any other liabilities.

          (c) Except for the transactions contemplated herein, the Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation regarding the merger of the Company with or into any such corporation, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

     Section 5.13. Tax Returns and Payments. The Company has filed all federal tax returns, forms or reports, which are due or required to be filed by it prior to the date hereof and has paid all taxes, penalty fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. All such returns are complete and accurate.

     Section 5.14. Intellectual Property. The Company owns no intellectual property.

     Section 5.15. Registration Rights. Except as set forth in Schedule 5.15, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or any other Governmental Authority.

     Section 5.16. Anti-Dilution and Other Shares. No stockholder of the Company or other person or entity has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to any issuance of securities by the Company. The consummation of the Share Exchange will not result in the issuance of any additional shares of the Company Common Stock or the triggering of other anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company.

     Section 5.17. Real Property. The Company does not own, lease, sublease, or otherwise have an interest in real property.

     Section 5.18. OTC Listing. The Company is currently quoted on the OTC Bulletin Board under the trading symbol "CPFS". The Company is not in default with respect to any listing or other requirements of the National Association of Securities Dealers, Inc.

     Section 5.19. SEC Documents. Since March 31, 1999, the Company has been an issuer required to file reports under Section 13(a) of the Exchange Act. The Company has filed with the SEC all reports, statements, exhibits and other documents (collectively, the "SEC Documents") required to be filed by reporting companies pursuant to the Securities Act and the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

     Section 5.20. Issuance of Shares. As of the Closing Date, all of the shares of Company Common Stock to be delivered to the Patron Stockholders will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company. As of the Closing Date, such shares will be legally and validly issued in compliance with all applicable U.S. federal and state securities laws, and will be, when issued, fully paid and nonassessable shares of Company Common Stock.

     Section 5.21. Liabilities. Except as set forth in the SEC Documents, to the knowledge of the Company, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of the Company or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business since June 30, 2002.

                                   ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF THE PATRON STOCKHOLDERS

          As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each Patron Stockholder, severally and not jointly, represents and warrants to the Company, as of the date of this Agreement, as follows:

     Section 6.1. Title; Authority; Enforceability. (a) Such Patron Stockholder has the full power and authority to exchange, assign and transfer its Patron Common Stock proposed to be exchanged hereunder and to acquire the Exchange Shares issuable upon exchange of such Patron Common Stock and when the same are accepted for exchange, the Company will acquire good and unencumbered title to such Patron Common Stock, free and clear of all Liens or Encumbrances created by such Patron Stockholder. Such Patron Stockholder acknowledges (i) that the number of shares of Patron Common Stock held by him, her or it identified in Schedule A is correct and reflects all of the securities of Patron held by such stockholder, and (ii) that the Schedule A attached to the Original Agreement, to the extent that it did not reflect the same share number reflected herein, was inaccurate.

          (a) Such Patron Stockholder has duly executed and delivered this Agreement. This Agreement constitutes, assuming the due execution by the Company and Patron, the legal, valid and binding obligation of such Patron Stockholder, enforceable against such Patron Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (b) Such Patron Stockholder will, upon request, execute and deliver any additional documents deemed by the Company to be reasonably necessary to more fully evidence the exchange, assignment and transfer of the Patron Common Stock contemplated hereby.

     Section 6.2. No Conflicts; Consents. The execution, delivery and performance by such Patron Stockholder of this Agreement will not conflict with, constitute a breach of, or default under, or violate any provision of any agreement, indenture, mortgage, or other instrument to which such Patron Stockholder is a party or by which such Patron Stockholder is or may be bound or to which any of such Patron Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Patron Stockholder or to any property or assets of such Patron Stockholder. No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by such Patron Stockholder for the execution, delivery and performance by such Patron Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

     Section 6.3. Patron Stockholder Acknowledgements. (a) Such Patron Stockholder understands that the issuance of the Exchange Shares by the Company to such Patron Stockholder is intended to be exempt from registration under the Securities Act pursuant to

Regulation D and Section 4(2) thereof. Accordingly, such Patron Stockholder acknowledges that the Exchange Shares to be issued and delivered to such Patron Stockholder in accordance with the terms and subject to the conditions of this Agreement have not been and will not be registered under the Securities Act or any state securities laws and may not be sold or otherwise transferred without compliance with the Securities Act and any applicable state securities laws. Such Patron Stockholder further represents, warrants and covenants that (i) the Exchange Shares are being acquired solely for his/her own account only, for investment purposes only, and not with a view to the distribution or public offering thereof, nor with any intention of selling the same immediately or at any particular future time and (ii) none of the Exchange Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with the Securities Act and any applicable state securities laws and will contain a restrictive legend to such effect.

          (b) Such Patron Stockholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Exchange Shares and such Patron Stockholder is capable of bearing the economic risks of such investment.

          (c) Such Patron Stockholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

          (d) Such Patron Stockholder has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by such Patron Stockholder. Any questions raised by such Patron Stockholder concerning the transactions contemplated by this Agreement have been answered to the satisfaction of such Patron Stockholder. Such Patron Stockholder's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as such Patron Stockholder has raised concerning the transaction and on such Patron Stockholder's own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

          (e) Such Patron Stockholder understands that no Governmental Authority has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Exchange Shares.

          (f) Such Patron Stockholder understands that it is his, her or its responsibility to obtain its own legal and financial advisors (including tax advisors) with respect to this Agreement and the transactions contemplated hereby, and that Sidley Austin Brown & Wood is representing only Patron in connection with this Agreement and not any individual Patron Stockholder.

                                  ARTICLE VII

                         REPRESENTATIONS, COVENANTS, AND
                              WARRANTIES OF PATRON

          As an inducement to, and to obtain the reliance of the Company, Patron represents and warrants as follows:

     Section 7.1. Organization and Standing; Articles and Bylaws. Patron is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Patron has the requisite corporate power to own and operate its properties and assets, and to carry on its business as now conducted and as proposed to be conducted. Patron is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary except where the failure to do so would not have a material adverse effect (financial or otherwise) on the business, property, prospects, assets or liabilities of Patron (a "Patron Material Adverse Effect"). Patron has made available to the Company copies of its Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of Closing.

     Section 7.2. Corporate Power. Patron has all requisite legal and corporate power to execute and deliver this Agreement and to consummate the other transactions contemplated by the terms of this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

     Section 7.3. Capitalization. The authorized capital stock of Patron consists of: 50,000,000 shares of common stock, par value $0.01 per share ("Patron Common Stock"), of which 25,400,000 shares are issued and outstanding (400,000 of which are to be issued to Greg Orlandella immediately prior to Closing and are contingent upon Closing); and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. Patron has granted options (the "Patron Options") to employees and consultants exercisable, in the aggregate, for 4,000,000 shares of Patron Common Stock (the "Patron Option Shares"). All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of Patron were issued in compliance with applicable federal and state securities laws. Except as described on Schedule 7.3 attached, there are no preemptive rights, options or warrants or other conversion privileges or rights now outstanding to purchase or acquire any of the capital stock of Patron and no shares of Patron's capital stock are reserved for issuance. Patron is not obligated to repurchase any shares of its capital stock or any other securities. To Patron's knowledge, there is no agreement or understanding between any holders of in excess of five percent (5%) of Patron's outstanding securities (collectively, the "5% Shareholders") that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of Patron, and, to Patron's knowledge, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of Patron.

     Section 7.4. Subsidiaries. Except as disclosed in Schedule 7.4, Patron does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. Patron is not a participant in any joint venture or similar arrangement.

     Section 7.5. Authorization. All corporate action on the part of Patron, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Patron; the consummation by Patron of the other transactions contemplated hereunder or thereunder, and the performance of all of Patron's obligations under this Agreement, have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Patron, shall constitute the valid and binding obligation of Patron enforceable against Patron in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors or (b) general equitable principles.

     Section 7.6. No Violation; Consents. (a) The execution, delivery and performance by Patron of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene any Applicable Law. The execution, delivery and performance by Patron of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Patron is a party or by which it is bound or to which any of its properties or assets is subject,
(ii) result in the creation or imposition of any Lien (other than a Permitted
Lien) upon any of the properties or assets of Patron or (iii) violate any provision of its Articles of Incorporation or Bylaws.

          (b) No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by Patron for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     Section 7.7. Litigation. There are no actions, suits, proceedings or investigations pending or, to Patron's knowledge, threatened against, Patron or its properties (nor, to Patron's knowledge against any of the officers or directors of Patron) before any court, arbitrator or governmental agency which, in the case of actions, suits, proceedings or investigations pending or threatened against officers or directors of Patron. Patron is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Patron currently pending or which Patron intends to initiate. Neither Patron, nor to Patron's knowledge, any officer, key employee or 5% Shareholder of Patron, in his capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency.

     Section 7.8. Employees. Except as disclosed in Schedule 7.8, Patron has no employment contracts with any of its employees. Except as disclosed in Schedule 7.8, Patron has no employee benefit plans, including any deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, now in force.

     Section 7.9.  Brokers or Finders; Other Offers. Except as disclosed in
Schedule 7.9, Patron has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Patron, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     Section 7.10. Disclosure. Patron has provided the Company with all the information which the Company has requested for deciding whether to consummate the transaction contemplated by this Agreement. No representation or warranty of Patron contained in this Agreement and the exhibits attached hereto or, any certificate furnished or to be furnished to the Company at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     Section 7.11. Agreements; Action. (a) Except for agreements explicitly contemplated by this Agreement, or as set forth in Schedule 7.8, there are no agreements, understandings, instruments, contracts, judgments, orders, writs, decrees or proposed transactions to which Patron is a party or by which it is bound that involve: (i) obligations (contingent or otherwise) of, or payments to, Patron in excess of $50,000 or (ii) any contract, agreement, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any Person.

          (b) Patron has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate.

          (c) Copies of all contracts, agreements or instruments appearing on the Schedule 7.11 (hereinafter collectively referred to as the "Contracts") have been delivered to counsel to the Company. Patron has fulfilled and performed in all material respects its obligations under each of the Contracts required to be performed prior to the date hereof, and Patron is not in, or to the knowledge of Patron, alleged to be in, material breach or default under, nor is there to the knowledge of Patron, alleged to be any basis for termination of any of the Contracts or any loss of right thereunder and, to the knowledge of Patron, no other party to any of the Contracts has materially breached or defaulted thereunder. To the knowledge of Patron, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a loss of right, material default or breach by Patron or by any such other party.

     Section 7.12. Tax Returns and Payments. Patron has not yet been required by law to file any tax return with any federal, state or local authority.

     Section 7.13. Intellectual Property. Except as set forth on Schedule 7.12, Patron owns no intellectual property.

     Section 7.14. Registration Rights. Except as described on Schedule 7.14, Patron has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of Patron registered with the SEC or any other governmental authority.

     Section 7.15. Anti-Dilution and Other Shares. Except as described on
Schedule 7.15, no stockholder of Patron or other person or entity has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to any issuance of securities by Patron.

     Section 7.16. Real Property. Except as described in Schedule 7.16, Patron does not own, lease, sublease, or otherwise have an interest in real property.

                                  ARTICLE VIII

                                SPECIAL COVENANTS

     Section 8.1. Activities of the Company. From and after the date hereof until the Closing Date, the Company shall, in all material respects, except as contemplated by this Agreement, carry on its business in the ordinary course as currently conducted. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, during such period, the Company shall not, without the prior written consent of Patron:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

          (c) grant any registration rights (including piggyback registration rights) to any holder of Company securities or register any securities of the Company;

          (d) amend its Articles of Incorporation or Bylaws or other similar organizational documents;

          (e) acquire, or agree to acquire, in a single transaction or in a series of related transactions, any business or assets;

          (f) make or agree to make any new capital expenditure;

          (g) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets;

          (h) increase the salary or wages payable or to become payable to its directors or officers, or enter into any employment or severance agreement with, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance plan, agreement, policy or arrangement for the benefit of, any director, officer or employee, except, in each case, in the ordinary course of business, or as may be required by the terms of any such plan, agreement, policy or arrangement or to comply with applicable law;

          (i) except as may be required as a result of a change in law or in generally accepted accounting principles, make any material change in its method of accounting;

          (j) enter into, modify in any material respect, amend in any material respect or terminate any material contract or agreement to which the Company is a party, or waive, release or assign any material rights or claims, in each case, in any manner adverse to the Company; or

          (k) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 8.2. Access to Properties and Records. Until the Closing Date, Patron and the Company will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Patron or the Company and will furnish the other party with such additional financial and other information as to the business and properties of Patron or the Company as each party shall from time to time reasonably request.

     Section 8.3. New Board of Directors and Officers. On the Closing Date, Jeff Spanier shall resign as sole director (effective on the date of election of the Patron designees to the Company's Board of Directors) and sole officer of the Company (effective on the Closing Date) and in his place nominees of Patron shall be appointed to the positions designated by Patron.

     Section 8.4. Public Announcements. The Company and Patron will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, fiduciary duties or by obligations pursuant to any listing agreement with any national securities exchange.

     Section 8.5. Assumption of Patron Options. The Company acknowledges that it currently intends to merge with and into Patron subsequent to the Closing, in a reincorporation merger of the Company, as Patron's parent, into its wholly owned subsidiary. If such merger does not take place, however, the Company agrees that, upon exercise thereof, the Company shall issue to each holder of a Patron Option, one share of Company Common Stock for each Patron Option Share for which such Patron Option is exercisable.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual written consent of the Company and Patron;

          (b) by Patron, if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to the Company;

          (c) by the Company, if Patron shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Patron; or

          (d) by the Company or Patron if the Closing shall not have been consummated on or prior to November 30, 2002.

     Section 9.2. Effect of Termination. If this Agreement is terminated by either Patron or the Company as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or Patron or their respective officers or directors, except with respect to this Article IX; provided, however, that nothing herein shall relieve any party for liability for any willful breach hereof.

     Section 9.3. Notices. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand (against written receipt) or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one of the other means specified in this Section 8.1 as promptly as practicable thereafter). Notices are to be addressed as follows:

          (a)  If to the Company to:

               Combined Professional Services Inc.
               430 Plaza Real
               Suite 275
               Boca Raton, Florida 33432
               Attention:  Jeff Spanier
               Telephone: __________
               Facsimile: __________


          With a copy to:

               Joel Bernstein
               11900 Biscayne Blvd.
               Suite 604
               Miami, Florida
               Telephone: (305) 892-1122
               Facsimile: (350) 892-0822

          (b)  If to Patron to:

               Patron Systems, Inc.
               212 West Kinzie Street,
               Chicago, Illinois 60610
               Telephone:  (847) 295-7334
               Facsimile:  (847) 295-7335

          With a copy to:

               Sidley Austin Brown & Wood, LLP
               Bank One Plaza
               10 South Dearborn Street
               Chicago, Illinois  60603
               Attn:  Kristin Buchholz Coleman
               Telephone:  (312) 853-7288
               Facsimile:  (312) 853-7036

          (c) If to the Patron Stockholders to the addresses set forth next to their names on the signature pages hereto; or to such other respective addresses as any of the parties hereto shall designate to the others by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     Section 9.4. Fees and Expenses. Each of the parties hereto shall pay its own respective fees and expenses (including, without limitation, the fees and disbursements of any attorneys, accountants, investment bankers, consultants or other representatives) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

     Section 9.5. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach or default by a party under this Agreement, the other parties hereto would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that in such case (i) each defaulting party hereto will waive, in any action, suit or proceeding for specific performance or other relief referred to in this paragraph, the defense of adequacy of money damages or a remedy at law, and (ii) the other non-defaulting parties shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity or otherwise, to compel specific performance of this Agreement or to obtain a temporary restraining order, preliminary and permanent injunction or other equitable relief or remedy, in any action, suit or proceeding instituted in any state or federal court.

     Section 9.6. Entire Agreement; Waivers and Amendments. This Agreement (including the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, representations and understandings with respect thereto, including, but not limited to, the Original Agreement. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by each party hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

     Section 9.7. Assignment; Binding Effect. This Agreement may not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 9.8. Severability. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party). Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     Section 9.9. No Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder.

     Section 9.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     Section 9.11. Interpretation. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

     Section 9.12. Captions. The Article and Section Headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

     Section 9.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, each of the parties has executed this Amended and Restated Share Exchange Agreement as of the date first written above.

                                    COMBINED PROFESSIONAL SERVICES, INC.



                                    By:________________________________________
                                       Name:
                                       Title:



                                    PATRON SYSTEMS, INC.



                                    By:________________________________________
                                       Name:
                                       Title:



                                    PATRON STOCKHOLDERS:

                                         Patrick J. Allin

                                         ______________________________________

                                         The Allin Dynastic Trust


                                         ______________________________________
                                         By:
                                         Its: Trustee

                                Signature Page to
                 Amended and Restated Share Exchange Agreement

                                         Richard L. Linting Trust

                                         --------------------------------------
                                         By Richard L. Linting, Its Trustee



                                         Richard L. Linting GST Trust

                                         --------------------------------------
                                         By Richard L. Linting, Its Trustee

                                Signature Page to
                 Amended and Restated Share Exchange Agreement

                                         Newbold, Inc.

                                         ______________________________________
                                         By:
                                         Its:

                                         Brett Newbold

                                         ______________________________________

                                Signature Page to
                 Amended and Restated Share Exchange Agreement

                                         Robert E. Yaw II

                                         ______________________________________

                                         Waterway Foundation

                                         ______________________________________
                                         By:
                                         Its: Trustee

                                         Kingsgate Foundation

                                         ______________________________________
                                         By:
                                         Its: Trustee

                                         Nottingham Foundation

                                         ______________________________________
                                         By:
                                         Its: Trustee

                                         H.N. Foundation

                                         ______________________________________
                                         By:
                                         Its: Trustee

                                         Wentworth Foundation

                                         ______________________________________
                                         By:
                                         Its: Trustee

                                         St. Swithin Foundation

                                         ______________________________________
                                         By:
                                         Its: Trustee


                               Signature Page to
                 Amended and Restated Share Exchange Agreement

                                         Bellini Foundation


                                         ______________________________________
                                         By:
                                         Its: Trustee

                                         Cloister Foundation


                                         ______________________________________
                                         By:
                                         Its: Trustee





                              Signature Page to
                 Amended and Restated Share Exchange Agreement

                                         Thomas Prousalis, P.L.L.C.


                                         ______________________________________


                              Signature Page to
                 amended and Restated Share Exchange Agreement

                                         William Hammon


                                         ______________________________________


                              Signature Page to
                 amended and Restated Share Exchange Agreement

                                         Jane Flood


                                         ______________________________________


                              Signature Page to
                 amended and Restated Share Exchange Agreement

                                         Maris Licis


                                         ______________________________________


                              Signature Page to
                 amended and Restated Share Exchange Agreement

                                         Cook Associates, Inc.


                                         ______________________________________


                              Signature Page to
                 amended and Restated Share Exchange Agreement

                                         Patricia Rossi


                                         ______________________________________


                              Signature Page to
                 amended and Restated Share Exchange Agreement

                                   Schedule A

                                   Shares of Patron         Shares of Company
  Patron Stockholders                Common Stock              Common Stock
  -------------------                ------------              ------------

    Patrick J. Allin                  6,250,000                 6,250,000



The Allin Dynastic Trust              1,250,000                 1,250,000



Richard L. Linting Trust              1,350,000                 1,350,000



Richard L. Linting GST Trust            150,000                   150,000



     Brett Newbold                    2,400,000                 2,400,000
     Newbold, Inc.                    2,600,000                 2,600,000



    Robert E. Yaw II                  1,000,000                 1,000,000



  Waterway Foundation                 1,250,000                 1,250,000



  Kingsgate Foundation                1,250,000                 1,250,000



 Nottingham Foundation                1,250,000                 1,250,000



    H.N. Foundation                   1,000,000                 1,000,000



  Wentworth Foundation                1,000,000                 1,000,000

                                   Shares of Patron         Shares of Company
  Patron Stockholders                Common Stock              Common Stock
  -------------------                ------------              ------------

    St. Swithin Foundation              500,000                   500,000



      Bellini Foundation                250,000                   250,000



     Cloister Foundation                250,000                   250,000



Thomas T. Prousalis, Jr. TBTE          1,500,000                1,500,000



        William Hammon                  600,000                   600,000



          Jane Flood                    300,000                   300,000



         Maris Licis                    150,000                   150,000



    Cook Associates, Inc.               600,000                   600,000



        Patricia Rossi                  100,000                   100,000

                                   Shares of Patron         Shares of Company
  Patron Stockholders                Common Stock             Common Stock
  -------------------                ------------             ------------

    Greg Orlandella                     400,000*                  400,000

                                   ----------------         -----------------
                                     25,400,000                25,400,000

* The issuance of shares of Patron Common Stock to Mr. Orlandella is contingent on the closing of the transactions contemplated by this Agreement.

                                  Schedule 2.3

                           Additional Share Issuances



                                                             Number of Shares
Stockholders                                             of Company Common Stock
Joel Bernstein                                                   50,000
Scott Agran                                                       5,000
Gary Barcus                                                       5,000
Lisette M. Martin                                                10,000
Cynthia Dawson                                                   30,000
Gerry L. Martin                                                 200,000
PBJ Holdings, Inc.                                              600,844
Cary Meth                                                       100,000
Jeff Spanier                                                    600,844
Gregory W. Orlandella                                           200,000
                                                              =========
Total                                                         1,801,688

  Schedule of Exceptions to Amended and Restated Share Exchange Agreement dated as of October 10, 2002 among Patron Systems, Inc., Combined Professional
                   Services, Inc. and the Patron Stockholders

Disclosures included in this Schedule of Exceptions shall be considered to be made for purposes of all other schedules to the Agreement to the extent that the relevance of any disclosure to any other schedule is reasonably apparent from the text of such disclosure. Notwithstanding the use of the terms "material" and "Material Adverse Effect" in the Securities Purchase Agreement, the inclusion of any particular disclosure in the attached schedules shall not, of itself, mean that the item or matter so disclosed is material or would be likely to have a Material Adverse Effect.

Section 7.3

Patron intends to adopt a Long-Term Incentive Plan, pursuant to which it will reserve shares of common stock for issuance to directors, officers, employees, consultants and advisors.

Section 7.4

Patron has formed ESC Acquisition, Inc., a California corporation as a wholly owned subsidiary, in connection with its proposed merger with Entelagent.

Section 7.8

Patron has entered into executive employment agreements with Patrick J. Allin, Richard L. Linting and Brett Newbold, and intends to enter into employment agreements with certain TrustWave Corp. and Entelagent executives.

Section 7.9

As a result of this transaction, Patron will pay Florida Discount Securities, Inc. $125,000 at Closing, and $125,000 within 90 days of the Closing.

Gregory W. Orlandella will be issued 400,000 shares of Patron Common Stock in connection with the Closing.

Section 7.11

Business Advisory Agreement, dated June 18, 2002 between Patron and Lomond International, Inc. for business advisory services.

Letter of intent dated June 26, 2002 between Patron and Entelagent Software Corporation relating to potential acquisition.

Letter of intent dated August 20, 2002 between Patron and SMH PLC relating to potential acquisition.

Placement agent letter agreement dated July 2, 2002 between Patron and Sands Brothers & Co., Ltd.

Letter of intent between Patron and Trustwave relating to potential acquisition.

Agreement with Thomas Prousalis P.L.L.C. for the provision of legal services.

The founders of Patron have personally funded the operating expenses of Patron since its inception.

Section 7.14

Patron intends to grant piggyback registration rights in connection with the TrustWave and Entelagent transactions.

Section 7.16

Patron intends to enter into a lease in connection with the TrustWave and Entelagent transactions.

The following Schedules shall apply to all representations, warranties, covenants and agreements in the Agreement.

Schedule 5.10 - Company will issue 1,801,688 shares to employees, consultant's advisors, and finders prior to the Closing. Jeff Spanier will return the 4,000,000 shares to the Company for cancellation. As a result of the foregoing, the Company will have 4,488,888 shares outstanding immediately preceding the Closing and 44,888,888 shares outstanding immediately following the Closing.

Schedule 5.15 - The shares to be issued pursuant to Section 5.10 will have piggyback registration rights to the extent they require registration at the time of a proposed sale or transfer.